Exhibit 2.28

INCREMENTAL TERM LOAN JOINDER AGREEMENT

Relating to the Tranche A-2 Term Loan Facility

THIS INCREMENTAL TERM LOAN AGREEMENT dated as of July 1, 2014 (this “Agreement”) by and among FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation, and the other Borrowers and Guarantors identified herein, the Incremental Term Loan Lenders identified on the signature pages, and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, a revolving credit and term loan credit facility was established pursuant to that Credit Agreement dated as of October 30, 2012 (as amended and modified, the “Credit Agreement”) among FME, FMCH and certain subsidiaries and affiliates identified therein, as Borrowers, the subsidiaries and affiliates identified therein, as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent;

WHEREAS, FME and FMCH have requested the establishment of a new term loan as an “Incremental Loan Facility” pursuant to the “accordion” provisions of Section 2.01(f) therein;

WHEREAS, the Lenders party to this Agreement have agreed to provide such an Incremental Loan Facility on the terms and conditions provided herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.  Section references are to sections and subsections in the Credit Agreement.

Section 2.                                           Establishment of Incremental Loan Facility.  Subject to the terms and conditions provided herein, a new term loan is hereby established as an Incremental Loan Facility under Section 2.01(f) of the Credit Agreement:

2.1                               New Tranche A-2 Term Loan.  A new Tranche A-2 Term Loan in an original principal amount of $600 million (the “Tranche A-2 Term Loan”) will be established as an Incremental Loan Facility under Section 2.01(f) of the Credit Agreement with FMCH and the Co-Borrowers as the Borrowers, a maturity date of June 30, 2015, mandatory prepayment on terms contemplated in Section 3.7 hereof, and other terms as contemplated in Section 3 hereof and otherwise as provided in the Credit Agreement, and advanced to the applicable Borrowers on the Incremental Term Loan Closing Date.

2.2                               On the Incremental Term Loan Closing Date, each of the lenders hereunder (the “Tranche A-2 Term Lenders”) severally agrees to make its portion of the Tranche A-2 Term Loan (in the amount of its respective commitment as set forth on Schedule 2.01 hereto) in a single advance in Dollars, in an aggregate principal amount of SIX HUNDRED MILLION DOLLARS ($600,000,000), to the applicable Borrowers, jointly and severally, as borrowers therefor.  The Tranche A-2 Term Loan may consist of Base Rate Loans, Fixed LIBOR Rate Loans or a combination thereof, as such Borrower may request.  Amounts repaid on the Tranche A-2 Term Loan may not be reborrowed.

2.3                               Except as otherwise agreed in writing by the Borrowers hereunder and the Tranche A-2Term Lenders, the Applicable Percentage in respect of the Tranche A-2 Term Loan shall be as set forth below:

APPLICABLE PERCENTAGE FOR TRANCHE A-2 TERM LOAN

Date	Fixed LIBOR Rate Loans	Base Rate Loans
July 1, 2014 through September 28, 2014	0.500%	0.000%
September 29, 2014 through December 27, 2014	1.000%	0.000%
December 28, 2014 through the Tranche A-2 Term Loan Maturity Date	1.500%	0.500%

Section 3.                                           In connection with the establishment of the Tranche A-2 Term Loan facility under this Agreement, the Credit Agreement is modified in the following respects:

3.1                               All references to “Tranche A” are hereby replaced with “Tranche A-1.”

3.2                               In Section 1.01 (Defined Terms) the following terms are added or amended and modified as follows:

“Applicable Required Lenders” means the Required USD Revolving Lenders, Required Euro Revolving Lenders, Required Multi-Currency Revolving Lenders, Required Tranche A-1 Term Lenders and/or the Required Tranche A-2 Term Lenders, as applicable.

“Borrowers” means:

(i)                                     for Credit Extensions under the USD Revolving Commitments (other than USD Swingline Loans), (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers in respect thereof;

(ii)                                  for Credit Extensions under the Euro Revolving Commitments, (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers in respect thereof;

(iii)                               for Credit Extensions under the Multi-Currency Revolving Commitments (other than Multi-Currency Swingline Loans), (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers in respect thereof;

(iv)                              for USD Swingline Loans, (a) FME and (b) FMCH and the Co-Borrowers;

(v)                                 for Multi-Currency Swingline Loans, (a) FME and (b) FMCH and the Co-Borrowers;

(vi)                              for the Tranche A-1 Term Loan, FMCH and the Co-Borrowers; and

(vii)                           for the Tranche A-2 Term Loan, FMCH and the Co-Borrowers;

and, in each case, including their successors and permitted assigns, subject to the provisions for designation and removal of Borrowers in Section 2.14.

“Commitment Percentages” means the Revolving Commitment Percentage, the Tranche A-1 Term Loan Commitment Percentage and/or the Tranche A-2 Term Loan Commitment Percentage, as context requires.

“Incremental Term Loan Closing Date” means July 1, 2014.

“Lenders” means the Multi-Currency Revolving Lenders, the USD Revolving Lenders, the Euro Revolving Lenders, the Tranche A-1 Term Lenders and/or the Tranche A-2 Term Lenders, as appropriate.

“Outstanding Amount” means, on any day,

(a)                                 with respect to USD Revolving Loan Obligations, Multi-Currency Revolving Loan Obligations and Competitive Revolving Loans, with respect to Revolving Loans and Swingline Loans thereunder, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings, prepayments and repayments on such date, and with respect to L/C Obligations thereunder, the Dollar Equivalent amount thereof after giving effect to any L/C Credit Extension, reimbursements and reductions in amounts available to be drawn under Letters of Credit thereunder;

(b)                                 with respect to Euro Revolving Loan Obligations, with respect to Revolving Loans thereunder, the Euro Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings, prepayments and repayments on such date; and

(c)                                  with respect to any Term Loan, the Dollar Equivalent amount of the aggregate principal amount thereof after giving effect to any prepayments or repayments on such date.

“Primary Borrowers” means:

(i)                                     for Credit Extensions under the USD Revolving Commitments (other than USD Swingline Loans), (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers identified as “Primary Borrowers” in respect thereof;

(ii)                                  for Credit Extensions under the Euro Revolving Commitments, (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers identified as “Primary Borrowers” in respect thereof;

(iii)                               for Credit Extensions under the Multi-Currency Revolving Commitments, (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers identified as “Primary Borrowers” in respect thereof;

(iv)                              for USD Swingline Loans, (a) FME and (b) FMCH and the Co-Borrowers;

(v)                                 for Multi-Currency Swingline Loans, (a) FME and (b) FMCH and the Co-Borrowers;

(vi)                              for the Tranche A-1 Term Loan, FMCH and the Co-Borrowers; and

(vii)                           for the Tranche A-2 Term Loan, FMCH and the Co-Borrowers.

“Required Tranche A-2 Term Lenders” means, as of any date of determination, Lenders holding in the aggregate more than fifty percent (50%) of the Tranche A-2 Term Loan; provided that the portion of the Tranche A-2 Term Loan held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche A-2 Term Lenders.

“Term Loan” means the Tranche A-1 Term Loan, the Tranche A-2 Term Loan and any other term loan established under the Incremental Loan Facilities.

“Term Loan Commitments” means the Tranche A-1 Term Loan Commitments, the Tranche A-2 Term Loan Commitments and any term loan commitments established under the Incremental Loan Facilities; provided that, in any such case, after funding of the term loan determinations of “Required Lenders” shall be based on the outstanding principal amount thereof.

“Term Notes” means the Tranche A-1 Term Notes, the Tranche A-2 Term Notes and Notes evidencing any other term loan that may be established under the Incremental Loan Facilities.

“Tranche A-2 Term Lenders” means, prior to the funding of the initial Tranche A-2 Term Loan, those Lenders with Tranche A-2 Term Loan Commitments, and after funding of the Tranche A-2 Term Loan, those Lenders holding a portion of the Tranche A-2 Term Loan, together with their successors and permitted assigns.  The initial Tranche A-2 Term Lenders are set forth on Schedule 2.01, as amended.

“Tranche A-2 Term Loan” means the term loan made pursuant to Section 2.01(e-2), including any increase thereto pursuant to any Incremental Loan Facility.

“Tranche A-2 Term Loan Commitment” means, for each Tranche A-2 Term Lender, the commitment of such Lender to make a portion of the Tranche A-2 Term Loan hereunder; provided that, at any time after funding of the Tranche A-2 Term Loan, determinations of “Required Lenders” and “Required Tranche A-2 Term Lenders” shall be based on the outstanding principal amount of the Tranche A-2 Term Loan.

“Tranche A-2 Term Loan Commitment Percentage” means, for each Tranche A-2 Term Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding, such Lender’s Tranche A-2 Term Loan Committed Amount, and after funding, the principal amount of such Lender’s Tranche A-2 Term Loan, and the denominator of which is, prior to funding, the aggregate principal amount of the Tranche A-2 Term Loan Commitments, and after funding, is the Outstanding Amount of the Tranche A-2 Term Loan.  The initial Tranche A-2 Term Loan Commitment Percentages are set forth on Schedule 2.01.

“Tranche A-2 Term Loan Committed Amount” means, for each Tranche A-2 Term Lender, the amount of such Lender’s Tranche A-2 Term Loan Commitment.  The initial Tranche A-2 Term Loan Committed Amounts are set forth on Schedule 2.01.

“Tranche A-2 Term Loan Maturity Date” shall have the meaning provided in Section 2.05(d-2).

“Tranche A-2 Term Note” means the promissory notes substantially in the form of Exhibit 2.13-7, if any, given to evidence the Tranche A-2 Term Loans, as amended, restated, modified, supplemented, extended, renewed or replaced.

3.3                               A new Section 2.01(e-2) is added to read as follows:

(e-2)                       Tranche A-2 Term Loan.  On the Incremental Term Loan Closing Date, each of the Tranche A-2 Term Lenders severally agrees to make its portion of a term loan (in the amount of its respective Tranche A-2 Term Loan Committed Amount) in a single advance in Dollars, in an aggregate principal amount of SIX HUNDRED MILLION DOLLARS ($600,000,000) (the “Tranche A-2 Term Loan”), to the applicable Borrowers, jointly and severally, as borrowers therefor.  The Tranche A-2 Term Loan may consist of Base Rate Loans, Fixed LIBOR Rate Loans or a combination thereof, as such Borrower may request.  Amounts repaid on the Tranche A-2 Term Loan may not be reborrowed.

3.4                               The instance of “or Tranche A Term Loan” in Section 2.02(b) is hereby replaced with “, Tranche A-1 Term Loan or Tranche A-2 Term Loan”.

3.5                               Section 2.02(f) is hereby amended to read as follows:

(f)                                   After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, at any time there shall not be more than (i) ten (10) Interest Periods in effect, in the case of USD Revolving Loans, (ii) ten (10) Interest Periods in effect, in the case of Euro Revolving Loans, (iii) ten (10) Interest Periods in effect, in the case of Multi-Currency Revolving Loans, (iv) ten (10) Interest Periods in effect, in the case of the Tranche A-1 Term Loan, (v) ten (10) Interest Periods in effect, in the case of the Tranche A-2 Term Loan and (vi) the number of Interest Periods for any Incremental Loan Facility provided in the joinder agreement therefor, or if not provided, five Interest Periods.

3.6                               A new subsection (d-2) is added to Section 2.05 to read as follows:

(d-2)                      Tranche A-2 Term Loan.  The principal amount of the Tranche A-2 Term Loan shall be due and payable in full on June 30, 2015 (the “Tranche A-2 Term Loan Maturity Date”).

3.7                               A new Section 2.06(b)(iv) is hereby added to read as follows:

(iv)                              Bond Issuances and Certain Additional Term Loans.  Except to the extent otherwise agreed in writing by the Required Tranche A-2 Term Lenders, prepayment will be made on the Tranche A-2 Term Loan in an amount equal to one-hundred percent (100%) of the Net Cash Proceeds from the issuance after the Incremental Term Loan Closing Date by a wholly-owned Domestic Subsidiary of FME in a transaction in the United States that does not otherwise constitute a “Debt Transaction” under the Credit Agreement of (i) U.S. Dollar bonds or (ii) syndicated term loans, including additional term loans under the Credit Agreement, to the extent that the Net Cash Proceeds thereof exceed $300 million.

3.8                               A new Section 2.06(c)(ii)(C) is hereby added to read as follows:

(C)                               Mandatory prepayments under subsection (b)(iv) and subsection (b)(v), shall be applied to the Tranche A-2 Term Loan, until paid in full, then to the Borrowers.

3.9                               Section 2.14(a) is hereby amended by replacing the instances of “ or the Required Tranche A Term Lenders” therein with “, the Required Tranche A-1 Term Lenders or the Required Tranche A-2 Term Lenders.”

3.10                        Section 11.01(a)(v) is hereby amended to read as follows:

(v)                                 change any provision of this Section 11.01(a) or the definitions of “Required Lenders”, “Required USD Revolving Lenders”, “Required Euro Revolving Lenders”, “Required Multi-Currency Revolving Lenders”, “Required Tranche A-1 Term Lenders” or “Required Tranche A-2 Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

3.11                        A new Section 11.01(l) is added to read as follows:

(l)                                     unless also signed by the Required Tranche A-2 Term Lenders, no such amendment, waiver or consent shall:

(i)                                     amend or waive any mandatory prepayment on the Tranche A-2 Term Loan under Section 2.06(b) or the manner of application thereof to the Tranche A-2 Term Loan under Section 2.06(c), or

(ii)                                  amend or waive the provisions of this Section 11.01(l) or the definition of “Required Tranche A-2 Term Lenders”;

3.12                        The first paragraph of Section 11.13 is hereby amended by replacing the instance of “ or the Required Tranche A Term Lenders” therein with “, the Required Tranche A-1 Term Lenders or the Required Tranche A-2 Term Lenders.”

3.13                        Schedule 2.01 (Lenders and Commitments) is supplemented by the addition of a new schedule in the form of Schedule 2.01 (Incremental Term Loan Commitments) attached hereto to reflect establishment of the incremental commitments .

3.14                        A new Exhibit 2.13-7 is added in the form attached hereto as Exhibit 2.13-7.

Section 4.                                           Representations and Warranties.  Each of the Credit Parties hereby represents and warrants that:

4.1                               It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

4.2                               It has executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by Debtor Relief Laws and subject to equitable principles.

4.3                               As of the date hereof, the representations and warranties in Article VI of the Credit Agreement are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) that for purposes hereof, the representations and warranties in subsections (A) and (B) of Section 6.05 shall be deemed to refer to the most recent annual audited and company-prepared quarterly financial statements furnished pursuant to Section 7.01(a) and (b); and

4.4                               No Default or Event of Default exists immediately before, or will exist immediately after, giving effect to this Agreement and the establishment and funding of the incremental loans hereunder on a Pro Forma Basis.

Section 5.                                           Acknowledgment, Reaffirmation and Confirmation.

5.1                               Each of the Guarantors acknowledges and consents to the terms and conditions of this Agreement, affirms its guaranty obligations under the Credit Agreement and other Credit Documents (including separate guaranty and indemnity agreements given), as amended and modified hereby, including the incremental loans established hereby.  Nothing contained herein or in any related documents will operate to reduce or discharge any of the obligations of the Guarantors under the Credit Agreement and other Credit Documents (including separate guaranty and indemnity agreements given).

5.2                               Each of the Credit Parties (i) reaffirms the Liens and security interests under the Collateral Documents and other Credit Documents; (ii) agrees that nothing contained herein or in any related documents will operate to impair or adversely affect the Liens and security interests thereunder as security for the Obligations under the Credit Agreement and the other Credit Documents (including separate guaranty and indemnity agreements given), as amended and modified hereby; and (iii) confirms that the establishment and provision of the Incremental Loan Facilities was expressly contemplated by and within the general purview of the Credit Agreement and the other Credit Documents.

5.3                               Each Borrower and Guarantor affirms all of its obligations under the parallel debt agreement dated 30 October, 2012.

Section 6.                                           Establishment of Incremental Commitments by the Lenders.  The Lenders providing incremental commitments hereunder (the “Incremental Term Loan Lenders”) acknowledge and agree that (i) their respective commitments as shown on Schedule 2.01 attached hereto supplement Schedule 2.01 to the Credit Agreement and (ii) they shall be bound by the terms of the Credit Agreement as a Lender with all of the rights and benefits and all of the obligations of a Lender thereunder with the loans and commitments shown.

Section 7.                                           Conditions Precedent.  The effectiveness of this Agreement is subject to satisfaction of all of the following conditions precedent, each in form and substance satisfactory to the Administrative Agent and the Incremental Term Loan Lenders:

7.1                               Receipt by the Administrative Agent of fully executed copies of this Agreement and promissory notes for the Incremental Term Loan Lenders.

7.2                               Receipt of opinions of counsel for the Borrowers and for the Guarantors party hereto, including, among other things, organization and existence, due authorization, execution, delivery and enforceability of this Agreement.

7.3                               Receipt of certificates of responsible officers or directors (as appropriate based on the applicable jurisdiction of organization) of the Borrowers and Guarantors hereunder (i) attaching copies of the Organization Documents certified by a secretary or assistant secretary or a Responsible Officer, as applicable, to be true and correct as of the date hereof (or, if such Organization Documents have not been amended, modified or supplemented since such Organization Documents were delivered to the Administrative Agent in connection with the closing of the Credit Agreement, certifying that such Organization Documents have not been amended, modified or supplemented since such delivery and remain true, correct and complete and in full force and effect as of the date hereof), (ii) attaching copies of the resolutions of its board of directors or managers (or analogous governing body) approving and adopting the transactions contemplated by this Agreement, and authorizing the execution and delivery thereof (which in each case may be included in the resolutions approving the Credit Agreement and the transactions contemplated thereby), certified by a secretary or assistant secretary or a Responsible Officer, as applicable, to be true and correct as of the date hereof; (iii) attaching an incumbency certification identifying the responsible officers that are authorized to execute this Agreement and related documents and to act on their behalf in connection with this Agreement and the Credit Documents (or confirming that the incumbency certificate delivered in connection with the closing of the Credit Agreement has not been amended, modified or supplemented since such delivery and remains true, correct and complete and in full force and effect as of the date hereof) , and (iv) in the certificate given by FMCH confirming that no Default or Event of Default shall exist immediately before or immediately after giving effect to this Agreement and the establishment of the incremental commitment hereunder and demonstrating compliance with the financial covenants after giving effect to this Agreement and the establishment of the incremental commitments hereunder on a Pro Forma Basis (assuming for purposes hereof that the entire amount of the commitments, including the incremental commitments established hereby, are fully drawn and funded).

7.4                               Confirmation of consummation of the acquisition by a subsidiary of FMCH of a majority of the outstanding voting stock of Sound Inpatient Physicians, Inc. , or consummation substantially contemporaneously with the funding of the Tranche A-2 Term Loan.

7.5                               Payment of fees owing in connection with this Agreement, including upfront fees payable to the Incremental Term Loan Lenders and fees and documented expenses of counsel for the Administrative Agent and the initial Incremental Term Loan Lenders.

For purposes of determining compliance with the conditions provided herein, each Incremental Term Loan Lender shall be deemed to have consented to, approved or accepted, and to have been satisfied with, each document, delivery and other requirement hereunder, unless the Administrative Agent shall have received notice to the contrary prior to the effective date of this Agreement.

Section 8.                                           Amendment.  This Agreement constitutes an “Incremental Loan Facility Joinder Agreement” under the Credit Agreement.  The terms of the Tranche A-2 Term Loan may be amended or modified solely with the prior written consent of the applicable Borrowers and the Tranche A-2 Term Lenders, and this Agreement may amended or modified by the parties hereto.

Section 9.                                           Break-Funding Indemnity.  (a) The Borrowers acknowledge and agree that in the event the Borrowers should submit a Borrowing notice for Fixed LIBOR Rate Loans in the credit facilities as to which the incremental commitments established hereby shall relate prior to the effective date of this Agreement and in anticipation of closing and funding on or after the effective date of this Agreement, if this Agreement shall not have become effective by the date for the Borrowing in the notice, then the Incremental Term Loan Lenders may be entitled to compensation under Section 3.05 of the Credit Agreement depending on circumstances for the entire amount of the requested Fixed LIBOR Rate Loans (including the portion, if any, that was to be made under the incremental loans established hereby).

(b) The Incremental Term Loan Lenders agree not to demand compensation under Section 3.05 of the Credit Agreement to the extent any breakage costs or losses are incurred in connection with the syndication of the Incremental Term Loan following the Incremental Term Loan Closing Date.

Section 10.                                    Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

Section 11.                                    Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees and expenses of Moore & Van Allen, PLLC, and local counsel to the Administrative Agent in the various jurisdictions where the Credit Parties are located.

Section 12.                                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery by any party hereto of an executed counterpart of this Agreement by facsimile shall be effective as such party’s original executed counterpart.

Section 13.                                    Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and the Lenders shall retain all rights arising under federal law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS AND GUARANTORS:	FRESENIUS MEDICAL CARE HOLDINGS,
INC., a New York corporation

	By:	/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Vice President and Treasurer

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

NATIONAL MEDICAL CARE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company

BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation

FRESENIUS USA MANUFACTURING, INC., a Delaware corporation

FRESENIUS USA MARKETING, INC., a Delaware corporation

FRESENIUS USA, INC., a Massachusetts corporation

SPECTRA LABORATORIES, INC., a Nevada corporation

WSKC DIALYSIS SERVICES, INC., an Illinois corporation

FRESENIUS MANAGEMENT SERVICES, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation

RENAL CARE GROUP, INC., a Delaware corporation

DIALYSIS CENTERS OF AMERICA — ILLINOIS, INC., an Illinois corporation

RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation

RENAL ADVANTAGE HOLDINGS, INC., a Delaware corporation

RENAL ADVANTAGE INC., a Delaware corporation

LIBERTY DIALYSIS, LLC, a Delaware limited liability company

AMERICAN ACCESS CARE HOLDINGS, LLC, a Delaware limited liability company

BIO-MEDICAL APPLICATIONS OF MISSOURI, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC., a Delaware corporation

DIALYSIS MANAGEMENT CORPORATION, a Texas corporation

FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC., a Delaware corporation

NNA OF ALABAMA, INC., an Alabama corporation

BIO-MEDICAL APPLICATIONS OF DELAWARE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC., a Delaware corporation

RENAL CARE GROUP OF THE SOUTH, INC., a Delaware corporation

RENAL CARE GROUP OF THE SOUTHEAST, INC., a Florida corporation

RENAL CARE GROUP ALASKA, INC., an Alaska corporation

RENAL CARE GROUP EAST, INC., a Pennsylvania corporation

RCG MISSISSIPPI, INC., a Delaware corporation

RENAL CARE GROUP NORTHWEST, INC., a Delaware corporation

RENAL CARE GROUP TEXAS, INC., a Texas corporation

RCG UNIVERSITY DIVISION, INC., a Tennessee corporation

RENAL CARE GROUP SOUTHWEST HOLDINGS, INC., a Delaware corporation

RENAL RESEARCH INSTITUTE, LLC, a New York limited liability company

RENEX DIALYSIS CLINIC OF WOODBURY, INC., a New Jersey corporation

SPECTRA EAST, INC., a Delaware corporation

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President and Treasurer for each of the foregoing

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

GUARANTORS:	FRESENIUS MEDICAL CARE AG & Co.
KGaA, a German partnership limited by shares,
Represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

	By:	/s/ Ronald J. Kuerbitz
	Name:	Ronald J. Kuerbitz
	Title:	Member of the Management Board

	By:	/s/ Kent Wanzek
	Name:	Kent Wanzek
	Title:	Member of the Management Board

FRESENIUS MEDICAL CARE
DEUTSCHLAND GmbH, a German limited
liability company

	By:	/s/ Roberto Fusté
	Name:	Roberto Fusté
	Title:	Managing Director

	By:	/s/ Dr. Olaf Scheimeir
	Name:	Dr. Olaf Scheimeir
	Title:	Managing Director

FRESENIUS MEDICAL CARE
BETEILIGUNGSGESELLSCHAFT mbH,
a German limited liability company

	By:	/s/ Michael Brosnen
	Name:	Michael Brosnen
	Title:	Managing Director

	By:	/s/ Rice Powell
	Name:	Rice Powell
	Title:	Managing Director

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

GUARANTORS:	FRESENIUS MEDICAL CARE US
BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

	By:	/s/ Josef Dinger
	Name:	Josef Dinger
	Title:	Managing Director

FRESENIUS MEDICAL CARE US ZWEI
VERMÖGENSVERWALTUNGS GmbH & Co. KG, a German limited partnership

	By:	Fresenius Medical Care Vermögens- verwaltungs GmbH, a German limited liability company, its General Partner

	By:	/s/ Josef Dinger
	Name:	Josef Dinger
	Title:	Managing Director

FRESENIUS MEDICAL CARE GmbH,
a German limited liability company

	By:	/s/ Gunther Klotz
	Name:	Gunther Klotz
	Title:	Managing Director

	By:	/s/ Michael Mareth
	Name:	Michael Mareth
	Title:	Managing Director

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

GUARANTORS:	FMC FINANCE II S.à r.l., a private limited
company (société à responsabilité limitée)
organized under the laws of Luxembourg

	By:	/s/ Khaled Bahi
	Name:	Khaled Bahi
	Title:	Manager

	By:	/s/ Gabriele Dux
	Name:	Gabriele Dux
	Title:	Manager

FMC FINANCE VI S.A., a société anonyme
organized under the laws of Luxembourg

	By:	/s/ Khaled Bahi
	Name:	Khaled Bahi
	Title:	Director

	By:	/s/ Gabriele Dux
	Name:	Gabriele Dux
	Title:	Director

FMC FINANCE VII S.A, a société anonyme
organized under the laws of Luxembourg

	By:	/s/ Khaled Bahi
	Name:	Khaled Bahi
	Title:	Director

	By:	/s/ Gabriele Dux
	Name:	Gabriele Dux
	Title:	Director

FMC FINANCE VIII S.A, a société anonyme
organized under the laws of Luxembourg

	By:	/s/ Khaled Bahi
	Name:	Khaled Bahi
	Title:	Director

	By:	/s/ Gabriele Dux
	Name:	Gabriele Dux
	Title:	Director

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

GUARANTOR:	FRESENIUS MEDICAL CARE NORTH
AMERICA HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited partnership

	By:	Fresenius Medical Care US Vermögensver-
waltungs GmbH and Co. KG, a German limited partnership, its General Partner

		By:	Fresenius Medical Care Vermögensverwaltungs
GmbH, a German limited liability company, its General Partner

		By:	/s/ Josef Dinger
		Name:	Josef Dinger
		Title:	Managing Director

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

GUARANTORS:	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MAINE, INC., a Delaware corporation
EVEREST HEALTHCARE HOLDINGS, INC., a Delaware corporation
FRESENIUS SECURITIES, INC., a California corporation
SRC HOLDING COMPANY, INC., a Delaware corporation
FRESENIUS MEDICAL CARE US FINANCE, INC., a Delaware corporation
FRESENIUS MEDICAL CARE US FINANCE II, INC., a Delaware corporation
FRESENIUS MEDICAL CARE B, LLC, a Delaware limited liability company
STAT DIALYSIS CORPORATION, a Delaware corporation
LIBERTY DIALYSIS HOLDINGS, INC., a Delaware corporation
RENAL ADVANTAGE PARTNERS, LLC, a Delaware limited liability company
RA ACQUISITION CO., LLC, a Delaware limited liability company
RAI II, LLC, a Delaware limited liability company
RAI CARE CENTERS HOLDINGS I, LLC, a Delaware limited liability company
RAI CARE CENTERS HOLDINGS II, LLC, a Delaware limited liability company

LIBERTY DIALYSIS, INC., a Delaware corporation
AMERICAN ACCESS CARE INVESTMENT HOLDINGS, LLC, a Delaware limited liability company
FRESENIUS VASCULAR CARE, INC., a Delaware corporation
RENEX CORP., a Florida corporation

	By:	/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Vice President and Treasurer for each of the foregoing

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

GUARANTOR:	NEW YORK DIALYSIS SERVICES, INC., a
New York corporation

	By:	/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Treasurer

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/ Joseph Corah
	Name:	Joseph Corah
	Title:	Director

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

INCREMENTAL TERM LOAN
LENDERS:	WELLS FARGO BANK, N.A., as an Incremental Term Loan Lender

	By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Director

FRESENIUS MEDICAL CARE

INCREMENTAL TERM LOAN AGREEMENT

Schedule 2.01

Incremental Term Loan Commitments

Lender Name	Tranche A-2 Term Loan	Tranche A-2 Term Loan Percentage
Wells Fargo Bank, N.A.	$600,000,000.00	100.000000000%

Exhibit 2.13-7

See attached.